Exhibit 10.15

AMENDMENT NO. 9 AND JOINDER TO
SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 9 AND JOINDER TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this "Agreement"), dated December 2, 2021, is made and entered into by and among IES HOLDINGS, INC., a Delaware corporation, on behalf of itself and each other Borrower and Guarantor (the "Administrative Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

RECITALS

A.WHEREAS, Borrowers, Guarantors and Lender have entered into that certain Second Amended and Restated Credit and Security Agreement dated as of April 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.WHEREAS, Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, (i) has requested that Lender join STR Mechanical, LLC, a North Carolina limited liability company ("STR"), and Technical Services II, LLC, a Virginia limited liability company ("Technical II"; and together with STR the "New Borrowers" and each a "New Borrower") as a Borrower to the Credit Agreement, and (ii) amend certain provisions of the Credit Agreement, each as set forth herein.

C.WHEREAS, Lender has agreed to (i) join each New Borrower as a Borrower to the Credit Agreement, and (ii) amend the Credit Agreement, in each case, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I
AMENDMENT

Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:

1.01    Amendment to Section 2.9. Section 2.9 of the Credit Agreement is hereby amended by deleting the reference to "September 30, 2024 (the "Maturity Date")" and inserting "September 30, 2026 (the "Maturity Date")" in lieu thereof.

1.02    Amendment to Section 2.14. Section 2.14 of the Credit Agreement is hereby amended by (i) deleting each reference to "Daily Three Month LIBOR" set forth in clauses (a), (b), and (d) therein and inserting "Daily Simple SOFR" in lieu thereof, and (ii) amending and restating Section 2.14(c) in its entirety as follows:

(c) Effect of Benchmark Replacement Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Lender may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth Business Day after Lender has provided such amendment to Administrative Borrower without any further action or consent of any Loan Party.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any Loan Party.

(iii) Notices; Standards for Decisions and Determinations. Lender will promptly notify Administrative Borrower of (a) the implementation of any Benchmark Replacement and (b) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section 2.14(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in Lender’s sole discretion and without consent from any Loan Party, except, in each case, as expressly required pursuant to this Section 2.14(c).

(iv) Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Lender may (a) declare that SOFR Loans will not thereafter be made by Lender, such that any request for a SOFR Loan from Lender shall be deemed to be a request for an Advance with interest based on the Prime Rate and (b) require that all outstanding SOFR Loans made by Lender be converted to Advances with interest based on the Prime Rate immediately, in which event all outstanding SOFR Loans shall be so converted and shall bear interest at the Prime Rate in effect from time to time, plus the Interest Rate Margin. The Prime Rate in effect from time to time plus the Interest Rate Margin shall replace the then-current Benchmark for any determination of interest hereunder or under any other Loan Document during a Benchmark Unavailability Period.

1.03    Amendment to Section 6.2. Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.2. Collateral Reporting. Provide Lender with each of the reports set forth on Schedule 6.2 at the times specified therein. In addition, on or prior to the delivery date of the first field examination after the Ninth Amendment Closing Date (or such later date as Lender may reasonably agree), each Borrower agrees to use commercially reasonable efforts in cooperation with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. Borrowers and Lender hereby agree that the delivery of the Borrowing Base Certificate through Lender's electronic platform or portal, subject to Lender's authentication process, by such other electronic method as may be approved by Lender from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Bases as may be approved by Lender from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate, with the same legal effect as if such Borrowing Base Certificate had been manually executed by Borrowers and delivered to Lender.

1.04    Amendment to Section 6.12(c)(i). Section 6.12(c)(i) is hereby amended and restated in its entirety as follows:

(i) Except to the extent otherwise provided by Section 7.11, each Loan Party shall obtain a Control Agreement, from each bank (other than Lender) maintaining a Deposit Account for such Loan Party; provided, that and notwithstanding the foregoing, on or before 120 days after the Ninth Amendment Closing Date (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall obtain a Control Agreement from Truist Bank in form and substance satisfactory to Lender or close all Deposit Accounts with Truist Bank;

1.05    Amendment to Section 6.12(i). Section 6.12(i) is hereby amended and restated in its entirety as follows:

(i) Controlled Accounts. Each Loan Party shall establish and maintain at Lender all Cash Management Services, including all deposit accounts (other than the Permitted Petty Cash Account, the Permitted Florida Statutory Account, and the Permitted Truist Accounts), and to the extent required hereunder or otherwise utilized by Borrowers, lockbox services. Such Cash Management Services maintained by each Loan Party shall be of a type and on terms reasonably satisfactory to Lender.

1.06    Amendment to Section 7.11(b). Section 7.11(b) is hereby amended and restated in its entirety as follows:

(b) Other than (i) the Permitted Petty Cash Account, (ii) amounts deposited into Deposit Accounts identified on Schedule 5.15 to the Information Certificate which are specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the employees of any Loan Party or its Subsidiaries, (iii) the Permitted Florida Statutory Account, and (iv) the Permitted Truist Accounts, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless such Borrower and such other Loan Party or its Subsidiaries, as applicable, and the applicable bank (or as permitted solely pursuant to Section 6.12(i) or securities intermediary have entered into Control Agreements with Lender governing such Permitted Investments in order to perfect (and further establish) Lender's Liens in such Permitted Investments. Except as provided in Section 6.12(i) and this Section 7.11(b), Borrowers and such Loan Parties shall not, and shall not permit their Subsidiaries to, establish or maintain any Deposit Account or Securities Account with a banking institution other than Lender.
1.07    Amendment to Section 8(b). Section 8(b) is hereby amended by deleting the reference to "twenty percent (20%)" and inserting a reference to "ten percent (10%)" in lieu thereof.

1.08    Amendment to Section 17. Section 17 of the Credit Agreement is hereby amended by inserting new Section 17.18 in its appropriate place as follows:

17.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

1.09    Amendments to Schedule 1.1.

(a)    Clause (b) in the definition of "Accounts Availability Amount" is hereby amended and restated in its entirety as follows:

(b) the lesser of (x) seventy-five percent (75%) (less the amount, if any, of the Dilution Reserve applicable to Eligible Progress Billing Accounts, if applicable) of the amount of Eligible Progress Billing Accounts, (y) $50,000,000, or (z) sixty percent (60%) of an amount equal to the sum of clause (a) above plus clause (b) (x) above (after giving effect to any Reserves).

(b)    The definition of "Eligible Inventory" is hereby amended by (i) deleting the reference to ""Eligible Inventory" means Inventory consisting of first quality finished goods" in its entirety and inserting ""Eligible Inventory" means Inventory consisting of (i) raw materials at all times after the Raw Materials Trigger Date or (ii) first quality finished goods" in lieu thereof, (ii) deleting the reference to "it consists of work-in-process Inventory, components which are not part of finished goods" in clause (b) in its entirety and inserting "it consists of work-in-process Inventory, components which are not raw materials (at all times after the Raw Materials Trigger Date) or part of finished goods" in lieu thereof, and (iii) capitalizing the reference to "goods" in clause (l).

(c)    The table set forth in the definition of "Interest Rate Margin" is hereby amended and restated in its entirety as follows:

Level	Liquidity/Excess Availability/ Fixed Charge Coverage Ratio	Interest Rate Margin
I	If Liquidity is less than thirty-five percent (35%) of the Maximum Revolver Amount at any time during such period	2.00 percentage points
II
If Liquidity is greater than or equal to thirty-five percent (35%) of the Maximum Revolver Amount at all times during such period and less than fifty percent (50%) of the Maximum Revolver Amount at any time during such period
1.75 percentage points
III	If Liquidity is greater than or equal to fifty percent (50%) of the Maximum Revolver Amount at all times during such period	1.50 percentage points

(d)    The definition of "Restricted Junior Payment" is hereby amended by replacing the reference to "any Subsidiary" in clauses (vii) and (viii) and inserting references to "any non-wholly owned Subsidiary" in lieu thereof.

(e)    Schedule 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms: "Benchmark Replacement Adjustment", "Benchmark Transition Start Date", "Daily Three Month LIBOR", "Early Opt-In Election", "Unadjusted Benchmark Replacement".

(f)    Schedule 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

“Benchmark” means, initially, Daily Simple SOFR, provided, that, if a Benchmark Transition Event, has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to the provisions of this Section 2.14(c).

“Benchmark Administrator” means, initially, the Federal Reserve Bank of New York, or any successor administrator of the then-current Benchmark or any insolvency or resolution official with authority over such administrator.

"BHC Act Affiliate" of a Person means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
"Covered Entity" means any of the following:

a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Covered Party" has the meaning specified therefor in Section 17.18 of this Agreement.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, that, if Daily Simple SOFR determined as provided above would be less than zero, then Daily Simple SOFR shall be deemed to be zero. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Determination Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

"Ninth Amendment Closing Date" means December 2, 2021.

"Permitted Truist Accounts" means that certain Deposit Account of STR Mechanical at Truist Bank bearing account number ending in 5569 (together with such other accounts approved by Lender in its sole discretion).

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

"QFC Credit Support" has the meaning specified therefor in Section 17.18 of this Agreement.

"Raw Materials Trigger Date" means that date on which Lender receives an appraisal, in form and substance satisfactory to Lender, of Eligible Inventory consisting of raw materials.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loans” means each Advance that bears interest at a rate determined by reference to Daily Simple SOFR.

"Supported QFC" has the meaning specified therefor in Section 17.18 of this Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Special Resolution Regimes" has the meaning specified therefor in Section 17.18 of this Agreement.

(g)    Schedule 1.1 of the Credit Agreement is amended by amending and restating the following definitions in their entirety as follows;

“Benchmark Replacement” means the sum of: (a) the alternate rate of interest that has been selected by Lender and Administrative Borrower as the replacement for the then-current Benchmark; and (b) the spread adjustment or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender and Administrative Borrower, in each case, giving due consideration to (i) any selection or recommendation by the Relevant Governmental Body at such time for a replacement rate, the mechanism for determining such a rate, the methodology or conventions applicable to such rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such rate, or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark, the methodology or conventions applicable to such rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such alternate rate for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; provided, that, if the Benchmark Replacement as determined as provided above would be less than zero, then the Benchmark Replacement shall be deemed to be zero.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, prepayment provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the Benchmark Administrator permanently or indefinitely ceases to provide the Benchmark; or

in the case of clause (b) of the definition of “Benchmark Transition Event”, the first date on which the Benchmark has been determined and announced by the regulatory supervisor for the Benchmark Administrator to be no longer representative of underlying markets; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (b) and even if the Benchmark continues to be provided on such date.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: a public statement or publication of information by or on behalf of the Benchmark Administrator or a regulatory supervisor for the Benchmark Administrator announcing that (a) the Benchmark Administrator has ceased or will cease to provide the Benchmark permanently or indefinitely or (b) the Benchmark is no longer representative of underlying markets.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that the Benchmark has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Benchmark for all purposes hereunder in accordance with this Section 2.14(c) and (b) ending at the time that a Benchmark Replacement has replaced the Benchmark for all purposes hereunder pursuant to this Section 2.14(c).

"Existing Fixed Asset Availability" means $668,720 as of any date of determination; which amount shall be reduced by $133,744 on the first day of each month beginning on January 1, 2022; provided that at all times after Fixed Asset

Availability (as defined herein after the Ninth Amendment Closing Date) is included in the Borrowing Base, the Existing Fixed Asset Availability shall be $0.
"Fixed Asset Availability" means, as of any date of determination, the lesser of (a) $10,000,000, (b) the amount that Administrative Borrower elects to include as Fixed Asset Availability on the first Borrowing Base Certificate delivered after the Ninth Amendment Closing Date that includes an amount for "Fixed Asset Availability", or (c) eighty-five percent (85%) of the Net Orderly Liquidation Value of all Eligible Equipment as set forth in the NOLV Appraisal most recently delivered to Lender prior to the first inclusion of an amount for "Fixed Asset Availability" on the first Borrower Base Certificate after the Ninth Amendment Closing Date that includes an amount for "Fixed Asset Availability", which amount shall be reduced by 1/60 on a monthly basis beginning on the first day of the first month after the first inclusion of any amount for "Fixed Asset Availability" on the first Borrowing Base Certificate after the Ninth Amendment Closing Date; provided, that "Fixed Asset Availability" shall be $0.00 at all times (1) until the Administrative Borrower has delivered to Lender an acceptable NOLV Appraisal in form and substance satisfactory to Lender, and (2) either (A) Administrative Borrower has not yet elected after the Ninth Amendment Closing Date to include an amount for "Fixed Asset Availability" on a Borrowing Base Certificate or (B) after December 1, 2022, if Administrative Borrower has not elected to include an amount for "Fixed Asset Availability" on a Borrowing Base Certificate prior to such date.

"Interest Rate" means an interest rate equal to Daily Simple SOFR, which interest rate shall change whenever Daily Simple SOFR changes.

"Maximum Credit" means $125,000,000.

"Maximum Revolver Amount" means mean $125,000,000, less permanent reductions in such amount made in accordance with Section 2.11.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

"SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

ARTICLE II
JOINDER

2.01    Reserved.

2.02    Consent to Joinder. Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, and Lender consents to the joinder of each New Borrower to the Credit Agreement and all of the other Loan Documents, immediately following written confirmation from Lender that the condition set forth in Section 4.01(g) has been satisfied, as more fully described below.

2.03    Joinder to the Credit Agreement and Loan Documents. On the date hereof, each New Borrower shall join in, assume, adopt, become a co-borrower and a co-obligor and become jointly and severally liable with respect to all Obligations (irrespective of when such Obligations first arose) under the Credit Agreement and all of the other Loan Documents. Without limiting the foregoing, each New Borrower hereby (a) agrees to all of the terms and conditions contained in the Credit Agreement and the other Loan Documents with the same legal effect as if it was an original signatory thereto, (b) affirms all of the representations and warranties of the Borrowers and all of the covenants, each as set forth in the Credit Agreement, (c) confirms that it has granted pursuant to the terms of the Credit Agreement, and hereby grants, to Lender a continuing general lien upon, and security interest in, all of the "Collateral" (as defined in the Credit Agreement) in which each New Borrower has rights as security for the Obligations as though it were an original signatory party to the Credit Agreement, and each New Borrower authorizes Lender to file UCC financing statements to evidence the same, which financing statements may identify the Collateral as “all assets” or “all personal property” or words of like import, and (d) promises to pay all Obligations in full when due in accordance with the Credit Agreement and the other Loan Documents. Further, each New Borrower agrees that the Obligations are performable in accordance with their terms, without setoff, defense, counter-claim or claims in recoupment.

ARTICLE III
NO WAIVER

3.01    No Waiver. This Agreement is a limited consent and other than as set forth above in Articles I and II hereof, nothing contained in this Agreement shall be construed as an amendment of, consent to, or waiver by, Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Agreement, or of any other contract or instrument between any Loan Party and Lender, and the failure of Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Agreement and any other contract or instrument between any Loan Party and Lender.

ARTICLE IV
CONDITIONS PRECEDENT

4.01    Conditions to Effectiveness. This Agreement shall become effective only upon the satisfaction in full, in a manner satisfactory to Lender, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

(a)    Lender shall have received the following documents or items, each in form and substance satisfactory to Lender and its legal counsel (unless such conditions are waived by Lender in its sole discretion):

(i)    an Information Certificate Supplement;

(ii)    a Pledged Interest Addendum together with the certificates representing the Pledged Interests for each New Borrower (if any) and such other items required pursuant to Section 5.26(d) of Exhibit D to the Credit Agreement;

(iii)    a Joinder to the Intercompany Subordination Agreement executed by each New Borrower;

(iv)    an amended copy of each New Borrower's limited liability company agreement in form and substance satisfactory to Lender;

(v)    all other documents Lender may reasonably request with respect to any matter relevant to this Agreement or the transactions contemplated hereby, including, without limitation, the documents set forth in the Closing Checklist attached hereto as Exhibit A; and

(vi)    Borrowers shall have paid Lender, or made arrangements satisfactory to Lender to pay, all Lender Expenses incurred prior to or in connection with the preparation of this Agreement.

(b)    After giving effect to this Agreement, the representations and warranties made by each Loan Party contained herein and in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the date hereof, as if those representations and warranties were made for the first time on such date.

(c)    After giving effect to this Agreement, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents.

(d)    No Default or Event of Default shall exist under any of the Loan Documents (as amended hereby), and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Agreement.

(e)    All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

(f)    Lender shall have received final credit approval for the Credit Facility and the transactions described in this Agreement.

(g)    Solely with respect to joining each New Borrower as a party to the Credit Agreement and the other Loan Documents pursuant to Section 2.03 above, Lender shall have completed (i) Patriot Act searches and customary individual background checks for each New Borrower; and (ii) other "know your customer" searches, the results of the searches and background checks in clauses (i) and (ii) above shall be reasonably satisfactory to Lender.

ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01    Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Administrative Borrower, on behalf of itself and each other Loan Party, hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Administrative Borrower, on behalf of itself and each other Loan Party, and Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02    Representations and Warranties. Administrative Borrower, on behalf of itself and each other Loan Party, hereby represents and warrants, jointly and severally, to Lender as of the date hereof as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Agreement, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (d) this Agreement, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (e) this Agreement, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; (f) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Agreement; (g) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; (h) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date); (i) IES Commercial, Inc. owns 100% of the Stock of STR; and (j) STR owns 100% of the Stock of Technical II.

ARTICLE VI
POST-CLOSING COVENANTS

6.01    General. The Borrowers covenant and agree to fulfill the obligations set forth on Exhibit B. The failure to have taken such actions or deliver such agreements shall not constitute a Default or an Event of Default or a breach of any representation and warranty until the date specified on Exhibit B (as such date may be extended as provided therein); provided that failure to have taken such action or make such required delivery by the date specified in Exhibit B shall be an immediate Event of Default.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.01    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

7.02    Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

7.03    Expenses of Lender. The Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender's legal counsel.

7.04    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.05    Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Lender.

7.06    Counterparts. This Agreement may be executed in one or more counterparts (including by electronic .pdf), each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

7.07    Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

7.08    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

7.09    Applicable Law. THIS AGREEMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

7.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS MODIFIED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS MODIFIED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND LENDER.

7.11    Release. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES

UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

7.12    Consent of Guarantors. The Administrative Borrower, on behalf of each Guarantor, hereby (a) consents to the transactions contemplated by this Agreement; and (b) agrees that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and Administrative Borrower, on behalf of the Guarantors, has acknowledged and agreed to same, it understands that the Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Administrative Borrower, on behalf of each Guarantor, acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned's liability under such documents, that the undersigned's consent is not required to the effectiveness of the Credit Agreement and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Collateral, the Advances, the Credit Agreement or any of the other Loan Documents.

7.13    Amendment Fee. Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, shall pay to Lender an amendment fee of $125,000, which shall be fully earned and payable on the date hereof and non-refundable once paid.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ADMINISTRATIVE BORROWER:

IES HOLDINGS, INC.

By: /s/ Tracy A. McLauchlin
Name: Tracy A. McLauchlin
Title: Senior Vice President, CFO & Treasurer

NEW BORROWER:
STR MECHANICAL, LLC

By: /s/ Tracy A. McLauchlin
Name: Tracy A. McLauchlin
Title: Vice President, CFO & Treasurer

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/ Michael Gerard
Name: Michael Gerard
Title: Authorized Signato

Exhibit A

Checklist

Exhibit B

Post-Closing Obligations

1.Within 30 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender all items reasonably requested by Lender to complete its Patriot Act searches, customary individual background checks, and all other "know your customer" searches for IES Investments, LLC, IES FL RE, LLC, and IES OK RE, LLC.

2.Within 15 days following written confirmation from Lender that it has completed (i) Patriot Act searches and customary individual background checks for IES Investments, LLC, IES FL RE, LLC, and IES OK RE, LLC; and (ii) other "know your customer" searches, the results of the searches and background checks in clauses (i) and (ii) above shall be reasonably satisfactory to Lender, Administrative Borrower shall deliver to Lender fully executed joinder documents (including, without limitation, an Information Certificate Supplement, certificate from an appropriate manager or officer of each such entity authorizing such joinder, and a legal opinion) that Lender may reasonably request to join IES Investments, LLC, IES FL RE, LLC, and IES OK RE, LLC to the Loan Documents as Borrowers.